Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:11 PM 05/04/2007
FILED 04:10 PM 05/04/2007
SRV 070523557 – 4346984 FILE
CERTIFICATE OF INCORPORATION
OF
CII HOLDCO, INC.
     The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:
I.
     The name of this corporation is CII Holdco, Inc. (the “Company”).
II.
     The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.
III.
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
IV.
     This corporation is authorized to issue one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000), each having a par value of one-tenth of one cent ($0.001).
V.
     A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws of the corporation.
     B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

VI.
     A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent under applicable law. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which the DGCL permits the corporation to provide indemnification) through the provisions of the Bylaws of the corporation, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.
     B. This Article VI shall not affect any provision permitted under the DGCL in the Certificate of Incorporation, Bylaws or contract or resolution of the corporation indemnifying or agreeing to indemnify a director or officer against personal liability. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.
VII.
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
VIII.
     The name and the mailing address of the Sole Incorporator is as follows:
John Scarano
2010 8th Street
Boulder, CO 80302
     In Witness Whereof, this Certificate has been subscribed this 4th day of May, 2007 by the undersigned who affirms that the statements made herein are true and correct.

/s/ John Scarano
John Scarano
Sole Incorporator

2.

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:50 PM 08/30/2007
FILED 01:35 PM 08/30/2007
SRV 070973409 – 4346984 FILE
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
CII HOLDCO, INC.
     CII Holdco, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Company”), does hereby certify:
     First: The name of the Company is CII Holdco, Inc.
     Second: The date on which the Certificate of Incorporation of the Company was originally filed with the Secretary of State of the State of Delaware is May 4, 2007.
     Third: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law, adopted resolutions amending the Certificate of Incorporation as follows:
A.	Article I is hereby deleted in its entirety and amended as follows:

The name of the corporation is Zayo Bandwidth, Inc. (the “Company”).

B.	Section A of Article V is hereby deleted in its entirety and amended as follows:
     A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws of the corporation. At any meeting of the Board of Directors, the vote of a majority of the aggregate votes held by the Directors, whether or not present at such meetings, shall be necessary to take any action. For such purpose, each Director shall have one vote, provided, however, that in the event that Oak Investment Partners, Columbia Capital or M/C Venture Partners has designated one Director instead of two Directors to the Board of Directors, during such period that only one Director has been so designated by Oak Investment Partners, Columbia Capital or M/C Venture Partners, the one Director so designated by Oak Investment Partners, Columbia Capital or M/C Venture Partners will have two votes instead of one vote. In the event Battery Ventures is entitled to designate a Director, each Director designated by Oak Investment Partners and M/C Venture Partners shall have 1.25 votes instead of one vote (or, if only one Director has been designated by Oak Investment Partners or M/C Venture Partners in accordance with the preceding sentence, such Director shall have 2.50 votes instead of two votes).
C.	Article VI is hereby deleted in its entirety and amended as follows:
     A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent under applicable law. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which the DGCL permits the corporation to provided indemnification) through the provisions of the Bylaws of the corporation, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limited created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.
     B. This Article VI shall not affect any provision permitted under the DGCL in the Certificate of Incorporation, Bylaws or contract or resolution of the corporation indemnifying or agreeing to indemnify a director or officer against personal liability. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under the Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.
     C. Notwithstanding the foregoing, the Company acknowledges (a) that the persons identified as “Institutional Investor Members” in the limited liability company agreement of the Company’s sole shareholder (the “Parent”), their affiliates and any director designated by an Institutional Investor Member (specifically excluding any director who is an employee of the Company or a Subsidiary of the Company) (the “Investor Parties”) are in business of making investments in, and have investments in, other businesses similar to and that may compete with the businesses of the Company, the Parent and its direct and indirect subsidiaries (“Competing Businesses”) and (b) that the Investor Parties shall have the unfettered right to make additional investments in other Competing Businesses independent of their investments in the Parent or the Company. By virtue of an Investor Party holding interests in the Parent or having persons designated by or affiliated with such Investor Party serving on or observing at meetings of the Board or Directors or otherwise, no Investor Party shall have any obligation to the Company, the Parent and its direct and indirect subsidiaries to refrain from competing with the Company and its direct and indirect subsidiaries, making investments in Competing Businesses, or otherwise engaging in any commercial activity; and none of the Company, the Parent and its direct and indirect subsidiaries shall have any right with respect to any such other investments or activities undertaken by such Investor Party. Without limitation of the foregoing, each Investor Party may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, the Parent or its direct and indirect subsidiaries, and none of the Company, the Parent or any of its direct and indirect subsidiaries shall have any rights or expectancy by virtue of such Investor Party’s relationships with the Company, the Parent or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such venture, even if such investment is in a Competing Business shall not be deemed wrongful or improper. No Investor Party nor any of their respective affiliates shall be obligated to present any particular investment opportunity to the Company, the Parent or any of its direct and indirect subsidiaries even if such opportunity is of a character that, if presented to the Company, the Parent or any of its direct and indirect

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subsidiaries, could be taken by the Company, the Parent or any of its direct and indirect subsidiaries, and the Investor Parties and their respective affiliates shall continue to have the right to take for their own respective account or to recommend to others any such particular investment opportunity.
     Fourth: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
In Witness Whereof, this Certificate has been subscribed this 30th day of August, 2007 by the undersigned who affirms that the statements made herein are true and correct.

/s/ John Scarano
John Scarano
President

3.

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:39 AM 02/15/2008
FILED 09:32 AM 02/15/2008
SRV 080165531 – 4346984 FILE
CERTIFICATE OF CONVERSION
OF
ZAYO BANDWIDTH, INC.
TO
ZAYO GROUP, LLC
     In accordance with the provisions of Section 266 of the Delaware General Corporation Law, Zayo Bandwidth, Inc., a corporation existing under the laws of the State of Delaware (the “Converting Corporation”), hereby adopts and authorizes for filing with the Delaware Secretary of State, this Certificate of Conversion (this “Certificate”) for the purpose of converting the Converting Corporation into a limited liability company organized under the laws of the State of Delaware named Zayo Group, LLC (the “New Company”).
     The undersigned, a duly authorized officer of the Converting Corporation, certifies as follows:
1.	The Converting Corporation is a corporation organized under the laws of the State of Delaware.

2.	The name of the Converting Corporation immediately prior to the conversion and subsequent filing of this Certificate is Zayo Bandwidth, Inc.

3.	The date the Converting Corporation was organized under the laws of the State of Delaware is May 4, 2007 under the name CII Holdco, Inc.

4.	The name of the New Company as set forth in its Certificate of Formation is Zayo Group, LLC.
     This Certificate is executed by the undersigned authorized officer of the Converting Corporation as of February 15th, 2008.

ZAYO BANDWIDTH, INC., a Delaware corporation
By:	/s/ Scott E. Beer
Name:	Scott E. Beer
Title:	Vice President, General Counsel and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:39 AM 02/15/2008
FILED 09:32 AM 02/15/2008
SRV 080165531 – 4346984 FILE
CERTIFICATE OF FORMATION
OF
ZAYO GROUP, LLC
To the Secretary of State
of the State of Delaware:
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”) hereby certifies that:
ARTICLE I
NAME
     The name of the limited liability company is Zayo Group, LLC (the “Company”).
ARTICLE II
INITIAL REGISTERED OFFICE AND REGISTERED AGENT
     The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.
     In Witness Whereof, the undersigned authorized agent of the Company has executed this Certificate of Formation as of the 15th day of February, 2008.

By:	/s/ Scott E. Beer
Name:	Scott E. Beer
Title:	Authorized Person